U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2007

QUANTITATIVE METHODS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-55254-42	87-0485310
(Commission File No.)	(IRS Employer Identification No.)

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568
(Address and telephone number of principal executive offices and place of business)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 31, 2007, the following Director and Officer resigned from the Board of Directors and/or Principal Officers of the registrant.

Pierre C. Miron	President and Director
Michael Roy	Executive Vice President and Director
Helga Leuthe	Secretary, Treasurer and Director

The Directors resigning have stated in their resignation letters that their resignations do not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission. Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individual has been appointed by to our Board of Directors, effective March 2, 2007, to the position(s) indicated:

Name	Age	Position
Demetrius Manulakos	70	Chairman
Craig Perry	50	Director and President
Gilles Ouellette	49	Director and Secretary

Demetrius Manulakos remains as Chairman. His information remains the same.

Craig Perry is the General Manager of InMetal in Sharon MA, a leader in providing precision sheet metal fabrication and assemblies to New England's high tech industries for 57 years. He has been at the helm of this family business (started by his parents in 1945) for over 20 years. Mr. Perry holds a Bachelor of Science degree in Mechanical Engineering from the Massachusetts Institute of Technology and a Master in Business Administration degree from the University of California, Berkeley. A native of Dover, Massachusetts, Mr. Perry now lives in Walpole, Massachusetts with his wife and two children.

Mr. Ouellette since 1999 has been associated with GE Capital (Formally Trust Street properties, Inc, a public real estate investment trust listed on the New York Stock Exchange “TSY”, and formally CNL Restaurant properties, Inc. Prior to joining GE, Mr. Ouellette was Vice- President Finance For Better built Homes of Florida, which he had been associated since 1994. He received an M.B.A from McGill University in 1998 and a Florida Real Estate licensee since 1992. He is a Director serving on the Board of Directors of the Inox, Inc, property management services, and he is a member of NAREIT.

Item 5.03 Amendments to Articles of incorporation or Bylaws; Change in Fiscal Year

On March 21, 2007, the Registrant filed a Def 14C Information Schedule with respect to the amendment of the name of the Registrant to M45 Mining Resources Inc. The Registrant expects to complete the name change with the NASD within the next 10 days.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 17.1 Resignation, dated March 31, 2007 of Pierre C. Miron
Exhibit 17.2 Resignation, dated March 31, 2007 of Michael Roy
Exhibit 17.3 Resignation, dated March 31, 2007 of Helga Leuthe

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007

QUANTITATIVE METHODS CORPORATION

By:	Craig Perry
Craig Perry, President